Exhibit 99.1

News Announcement

Conference Call:	Today, July 27, 2006 at 10:00 a.m. EDT
Dial-in numbers:	212/896-6110 or 415/247-8505
Webcast:	www.pngaming.com

Replay information provided below

CONTACT:
William J. Clifford	Joseph N. Jaffoni, Richard Land
Chief Financial Officer	Jaffoni & Collins Incorporated
610/373-2400	212/835-8500 or penn@jcir.com

FOR IMMEDIATE RELEASE

PENN NATIONAL GAMING REPORTS SECOND QUARTER DILUTED EPS OF
$0.49, INCLUSIVE OF $.04 PER SHARE IN STOCK COMPENSATION CHARGES

- EBITDA Rises 97% to $155.1 Million -

- Net Income Rises 252% to $42.7 Million -

- Establishes 2006 Third Quarter Guidance and Raises Full Year Guidance -

Wyomissing, Penn., (July 27, 2006)--Penn National Gaming, Inc. (PENN: Nasdaq) today reported record second quarter operating results for the period ended June 30, 2006, as summarized below:

Summary of Second Quarter Results

(in millions)	Three Months Ended June 30,
(except per share data)	2006 Actual	2006 Guidance(3)	2005 Actual
Net revenues (1)	$537.8	$534.0	$296.2
EBITDA (2)	155.1	151.4	78.6
Less depreciation and amortization, gain/loss on disposal of assets, interest expense—net, income taxes, charges for stock compensation and other expenses	(112.4)	(111.0)	(63.7)
Net income from continuing operations	42.7	40.4	14.9
Loss from discontinued operations	—	—	(2.8)
Net income	$42.7	$40.4	$12.1
Per share data
Diluted earnings per share from continuing operations	$0.49	$0.47	$0.17
Diluted earnings per share	$0.49	$0.47	$0.14

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(1)          Revenue figures for all periods reflect a reclassification for cash redemption coupons to contra-revenue from operating expense.  The Company has several cash back programs, including promotional credits, cash back as an effective rebate based on player volumes and discretionary cash redemption coupons which are mailed directly to customers.  The Company has historically treated such promotional credits and “cash back” as reductions in revenue, and treated discretionary cash redemption coupons as a marketing expense.  As a result of our review of trends in interpreting accounting pronouncements and gaming industry practices for accounting for customer cash incentives, we believe that the reclassification of the discretionary cash redemption coupons from a marketing expense to a reduction of revenue will enable readers to more readily evaluate and compare the Company’s financial results with those of other companies in our industry.  This reclassification represents approximately 3% of the Company’s revenues for the three month period ended June 30, 2005, and has no effect on operating income, EBITDA, net income or earnings per share for the three month period ended June 30, 2005.

(2)          EBITDA is income from continuing operations excluding charges for stock compensation, depreciation and amortization, and gain or loss on disposal of assets, and is inclusive of earnings from joint venture.  A reconciliation of net income per accounting principles generally accepted in the United States of America (“GAAP”) to EBITDA, as well as income from continuing operations per GAAP to EBITDA is included in the accompanying financial schedules.

(3)          The figures in this column present the guidance Penn National Gaming provided on April 25, 2006 for the second quarter ended June 30, 2006.  Net revenues have been adjusted to reflect the reclassification for cash redemption coupons to contra-revenue from operating expense.

In the three months ended June 30, 2006, Penn National Gaming recorded a charge for stock compensation that had the net effect of reducing both diluted earnings per share from continuing operations and diluted earnings per share by $0.04.  In the three months ended June 30, 2005, Penn National Gaming recorded charges for early extinguishment of debt and settlement charges related to the Company’s Casino Rouge property that, in aggregate, had the net effect of reducing both diluted earnings per share from continuing operations and diluted earnings per share by $0.21.

	Three Months Ended June 30,
	2006 Actual	2006 Guidance	2005 Actual
Diluted earnings per share from continuing operations	$0.49	$0.47	$0.17
Charge for early extinguishment of debt	—	—	0.01
Charge for stock compensation	0.04	0.04	—
Settlement charges	—	—	0.20
Diluted earnings per share before charges for early extinguishment of debt, stock compensation and settlement	$0.53	$0.51	$0.38

Commenting on the results, Peter M. Carlino, Chairman and Chief Executive Officer of Penn National said, “Penn National’s record 2006 second quarter operating results exceeded the Company’s financial guidance for the period as we benefited from the successful integration of the five Argosy Gaming properties — including year-over-year EBITDA improvements at the four largest acquired properties — and ‘same property’ EBITDA gains at five of the six other Penn National casinos.  In addition, Hollywood Slots at Bangor’s EBITDA contribution improved 27% over the first quarter of 2006.

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“Following last year’s hurricane damage, Penn National’s Boomtown Biloxi facility re-opened late in the second quarter with a re-modeled interior, approximately 1,100 new slots, 22 table games and a 350-seat buffet.  We are delighted that, through the efforts of our redevelopment teams, the property re-opened ahead of schedule and to a strong response from local patrons.  In early September, Boomtown will open its pier-based expansion with 400 additional slot machines and a full service restaurant.  We are now focused on finishing renovations at our Bay St. Louis, Mississippi casino, which will be re-named Hollywood Casino Bay St. Louis upon re-opening in the fall.  We’ll initially re-launch this property as a 30,000 square foot temporary casino in the property’s former hotel lobby, which we plan to replace with a permanent land-based casino.  In addition, the damaged areas of the existing 290-room hotel tower are being completely refurbished.  Upon opening, Hollywood Casino Bay St. Louis will initially feature approximately 20 table games and approximately 850 slot machines, with room to expand to 1,270 slots.

“In addition to near-term growth to be realized from the re-openings, there have been several recent developments related to our pipeline of expansion and development opportunities, including Argosy Casino Lawrenceburg’s casino and parking project; the Hollywood Casino at Penn National; the temporary and permanent facilities at Hollywood Slots at Bangor; Charles Town’s casino, parking and food and beverage expansions; and, the hotel at Argosy Casino Riverside.

“While Argosy Casino Lawrenceburg recorded a year-over-year EBITDA gain, the property remains capacity constrained and is adversely impacted by its current three-tier layout.  We have increased the budget for the new two-level Lawrenceburg barge by approximately 17% to $310 million, which reflects the current environment for construction and materials costs and enables us to add 400 additional gaming positions, including a 30-table poker room, which were not contemplated in the original budget.

“Late in the second quarter, the Pennsylvania Gaming Control Board (“PGCB”) licensed 12 slot distributors in the state, and the Chairman of the PGCB has indicated that conditional Category 1 licenses should be issued by the end of September.  We will begin construction on the integrated racing and slots facility at Penn National Race Course this August.  Given that nearly two years have elapsed since the facility’s initial plans were conceived, the construction budget has been increased by 18% to $310 million.  The increased budget reflects a rise in construction and materials costs during this time and a refinement of our development plans.  We remain highly confident that Hollywood Casino at Penn National will prove to be an exciting entertainment destination for patrons, while delivering excellent returns for our shareholders.

“With growing patronage and play, the Hollywood Slots at Bangor temporary facility is generating strong annualized EBITDA returns and we continue to advance plans to build a permanent facility in the market.  During the second quarter, the Bangor City Council approved a series of agreements that pave the way for the development of a permanent Bangor slot site including a parking garage,

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restaurants and retail space.  Construction on the facility, which will open with 1,000 slots and have capacity for 1,500 gaming machines, is planned to commence in early 2007, subject to securing one remaining leaseholder agreement.  The construction budget has been increased by $19 million to $90 million, which reflects increased construction costs and a refinement of our development plans.

“On the legislative front the state of Illinois passed House Bill 1918 effective May 26 which singled out four casinos for a 3% tax surcharge to subsidize local horse racing interests.  As such, second quarter 2006 results were impacted by this higher gaming tax, which amounted to $1.5 million during the period, and we will continue to pay this tax in upcoming periods.  Prior to the passage of this law, questions were raised regarding its constitutionality.  After it was enacted, Empress Casino Hotel and Hollywood Casino Aurora joined with the two other riverboats affected by the law (Harrah’s Joliet and the Grand Victoria Casino in Elgin) and filed suit asking the Court to declare the law unconstitutional.  The State agreed to the entry of an order that establishes a protest fund for all of the surcharge payments and enjoins the Treasurer from making any payments out of that fund pending the final outcome of the litigation.  Should the casinos prevail with their challenge, the incremental taxes paid under protest would be refunded.  We anticipate a long process before a resolution to this matter can be reached.

“In Ohio, as the owner of Raceway Park in Toledo, Penn National Gaming continues to provide support for a proposed constitutional amendment that would establish a tuition grant program for Ohio students to attend public or private colleges in the state.  This program would generate nearly $1 billion per year in college scholarships while an additional $200 million per year would be earmarked to local governments for attracting new business and jobs, by allowing slot machines at the state’s seven racetracks and two locations in downtown Cleveland.  The state’s three major horsemen’s groups including the Ohio Harness Horsemen’s Association, the Ohio Horsemen’s Benevolent and Protective Association, and the Ohio Thoroughbred Breeders and Owners have all voted to support the amendment.  The Learn and Earn Committee has now collected over 600,000 signatures ahead of the August 9, 2006 deadline to qualify the initiative for the ballot in November.

“With the benefit of acquisition integration and synergies, organic growth and the resumption of operations at our Gulf Coast properties, Penn National will continue to deliver outstanding financial growth in 2006 and beyond.  It should be noted that the earnings growth anticipated in the third quarter and revised full year guidance is inclusive of the Illinois tax increase, which alone amounts to approximately $8 million in the second half of 2006, as well as increased insurance costs related to windstorm and flood coverage.  In addition, with a strong base of existing operations, a diversified, staggered development pipeline with an emphasis on strong returns on invested capital, we have a visible growth trajectory for several years.  Finally, we continue to regularly evaluate acquisition opportunities in the gaming industry, including destination markets, where we can expand our operating base while generating attractive returns that will bring value to our shareholders.”

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Development and Expansion Projects

The table below outlines Penn National Gaming’s current pipeline of new or expanded facilities:

			Amount
	New	Planned	Expended	Expected
	Gaming	Total	through	Opening
Project/Scope	Positions	Budget	June 30, 2006	Date
	(in millions)
Charles Town (WV)—Casino expansion including a hotel and a 65,000 square foot expansion of the gaming floor. Gaming space will be finished in two phases: the first phase will be completed in the first quarter of 2007, and will allow for 800 more gaming machines, and the second phase will provide capacity for an additional 1,000 gaming machines.	800	$80	$2	First phase of gaming space 1Q ’07

Argosy Casino Riverside (MO)—Construction of 258-room hotel.	—	$66	$22	Hotel 2Q ’07

Argosy Casino Lawrenceburg (IN)—New two-level 250,000 square foot gaming barge, an additional 1,500 space parking garage and road and infrastructure improvements. The gaming barge will allow 4,000 positions on one level and another 400 positions will be added to the second level, along with restaurants and other amenities on the gaming barge.	1,600	$310	$45	Parking facility 4Q ’07; gaming facility 4Q ’08

Hollywood Casino at Penn National (PA)—Building an integrated racing and gaming facility. Budget includes a $50 million license fee and the purchase of an initial 2,000 slot machines (with the ability to add 1,000 additional machines), a 2,500 space parking garage and several restaurants.	2,000	$310	$22	1Q ’08

Hollywood Slots at Bangor (ME)—Building a permanent facility, which will include a 1,500 slot facility, 1,000 slot machines, a 1,500 space parking garage, several restaurants and an off-track wagering facility. Inclusive of the initial $51 million purchase price, $68 million was spent in 2005 for a 475-slot temporary facility that opened in November 2005.	525	$90	$3	2Q ’08

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Financial Guidance

The following table sets forth current guidance targets for continuing operations for the 2006 third quarter and full year, based on the following assumptions:

•                  Hollywood Casino Bay St. Louis (formerly Casino Magic — Bay St. Louis) will re-open during the fall of 2006;

•                  The pier facility at Boomtown Biloxi will open in the fall with 400 additional machines;

•                  The repair of Boomtown Biloxi and Hollywood Casino Bay St. Louis are assumed to be completely funded through insurance recoveries;

•                  Although Penn National Gaming expects to receive business interruption insurance proceeds resulting from the hurricane damage incurred at Boomtown Biloxi and Hollywood Casino Bay St. Louis, the Company cannot presently determine the amount or the timing of such payments and, as such, these proceeds are excluded from guidance;

•                  While the Company has been granted an injunction blocking the distribution of Illinois’ 3% additional gaming tax at Empress Casino Hotel and Hollywood Casino Aurora properties, we will continue to accrue for and pay such taxes until the matter is resolved.  In aggregate, we will incur incremental taxes of $8.0 million, which will impact earnings per diluted share by $0.05 for the second half of 2006;

•                  The results of Empress Casino Hotel are included in continuing operations as the accounting standards for treating properties as “assets held for sale” will not be met in 2006; as such, the results from the property are included in our 2006 third quarter and full year guidance;

•                  Anticipated third quarter and full year 2006 results include our estimate expenses for supporting the November 2006 referendum in Ohio, which are not deductible for tax purposes;

•                  Anticipated third quarter 2006 results include a $1.6 million pre-tax non-recurring charge, or $0.01 per diluted share, for converting a defined-benefit plan to a defined contribution plan at Pennwood Racing, Inc., our New Jersey joint venture;

•                  Anticipated 2006 results include a pre-tax, non-cash charge for stock compensation of $20.8 million ($13.5 million net of taxes, or $0.16 per diluted share);

•                  The effective tax rate for federal, state and local income taxes for 2006 will be 42.0%, which reflects the impact of better operating results in jurisdictions with higher state income tax and the non-deductibility of political lobbying expenses;

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Financial Guidance (continued)

•                  The Company will have approximately 87.0 million diluted shares outstanding as of December 31, 2006; and,

•                  There will be no material changes in economic conditions, applicable legislation or regulation, world events, or other circumstances beyond our control that may adversely affect the Company’s results of operations.

Financial Guidance as of July 27, 2006

	Three Months Ended		Full Year Ended
	September 30,	September 30,	2006 Revised	2006 Prior	2005
(in millions, except per share data)	2006 Guidance	2005 Actual	Guidance	Guidance	Actual
Net revenues (1)	$578.2	$286.9	$2,220.2	$2,193.9	$1,369.1
EBITDA (2)	160.2	78.6	627.1	617.3	373.3
Less depreciation and amortization, gain/loss on disposal of assets, interest expense–net, income taxes, charge for stock compensation and other expenses	(117.1)	(46.5)	(460.4)	(453.5)	(241.1)

Net income from continuing operations before charge for early extinguishment of debt, hurricane expense, settlement charges and impairment charge for Penn National grandstand	43.1	32.1	166.7	163.8	132.2
Charge for early extinguishment of debt, net of tax	—	—	(6.5)	(6.5)	(11.7)
Hurricane expense, net of tax	—	(12.3)	—	—	(13.7)
Settlement charges, net of tax	—	—	—	—	(16.8)
Impairment charge for Penn National grandstand, net of tax	—	—	—	—	(2.8)
Net income from continuing operations GAAP	$43.1	$19.8	$160.2	$157.3	$87.2

Diluted earnings per share before charge for early extinguishment of debt, hurricane expense, settlement charges, and impairment charge for Penn National grandstand	$0.49	$0.37	$1.91	$1.89	$1.55
EPS impact of charge for early extinguishment of debt, hurricane expense, settlement charges, and impairment charge for Penn National grandstand	—	(0.14)	(0.07)	(0.07)	(0.53)
Diluted earnings per share from continuing operations	$0.49	$0.23	$1.84	$1.82	$1.02

(1)          Reflects reclassification for cash redemption coupons to contra-revenue from operating expense.

(2)          EBITDA is income from continuing operations excluding charges for stock compensation, hurricane expenses, settlement charges, depreciation and amortization, and gain or loss on disposal of assets, and is inclusive of earnings from joint venture.

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PENN NATIONAL GAMING, INC. AND SUBSIDIARIES
Property Information - Continuing Operations
(in thousands) (unaudited)

	NET REVENUES (1)		EBITDA (2)
	Three Months Ended June 30,		Three Months Ended June 30,
	2006	2005	2006	2005
Charles Town Entertainment Complex	$122,452	$112,779	$35,405	$33,179
Argosy Casino Lawrenceburg	114,994	—	37,982	—
Hollywood Casino Aurora	60,703	57,782	20,120	18,972
Empress Casino Hotel	59,736	—	17,263	—
Argosy Casino Riverside	37,607	—	12,443	—
Casino Rouge	35,447	28,430	15,533	10,074
Argosy Casino Alton	28,205	—	7,692	—
Hollywood Casino Tunica	26,899	26,505	6,974	6,950
Casino Magic-Bay St. Louis (3)	(22)	26,576	—	5,375
Argosy Casino Sioux City	13,196	—	4,251	—
Boomtown Biloxi (3)	1,010	16,791	262	3,795
Hollywood Slots at Bangor	10,104	482	2,784	(60)
Bullwhackers	7,036	6,897	916	958
Casino Rama management service contract	4,921	4,700	4,564	4,362
Pennsylvania Racing Operations	13,073	15,262	553	1,553
Raceway Park	2,412	—	(87)	—
Earnings from Pennwood Racing, Inc.	—	—	574	642
Corporate overhead	—	—	(12,095)	(7,185)
Total	$537,773	$296,204	$155,134	$78,615

	NET REVENUES (1)		EBITDA (2)
	Six Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Charles Town Entertainment Complex	$239,370	$215,990	$69,554	$62,608
Argosy Casino Lawrenceburg	235,157	—	78,741	—
Hollywood Casino Aurora	122,453	111,244	41,519	35,210
Empress Casino Hotel	120,052	—	34,784	—
Argosy Casino Riverside	76,602	—	25,601	—
Casino Rouge	78,567	57,550	36,602	21,219
Argosy Casino Alton	57,724	—	15,875	—
Hollywood Casino Tunica	55,057	52,698	14,900	13,137
Casino Magic-Bay St. Louis (3)	—	53,209	—	11,092
Argosy Casino Sioux City	27,247	—	8,969	—
Boomtown Biloxi (3)	1,010	35,054	262	8,614
Hollywood Slots at Bangor	18,814	482	4,978	(122)
Bullwhackers	13,622	14,104	1,542	1,801
Casino Rama management service contract	9,308	8,767	8,632	8,130
Pennsylvania Racing Operations	26,160	28,536	1,470	2,879
Raceway Park	4,432	—	(66)	—
Earnings from Pennwood Racing, Inc.	—	—	987	985
Corporate overhead	—	—	(24,401)	(14,766)
Total	$1,085,575	$577,634	$319,949	$150,787

(1)          Reflects reclassification for cash redemption coupons to contra-revenue from operating expense.

(2)          EBITDA is income from continuing operations excluding charges for stock compensation, depreciation and amortization, and gain or loss on disposal of assets, and is inclusive of earnings from joint venture.  A reconciliation of net income per accounting principles generally accepted in the United States of America (“GAAP”) to EBITDA, as well as income from continuing operations per GAAP to EBITDA is included in the accompanying financial schedules.

(3)          Casino Magic - Bay St. Louis and Boomtown Biloxi were closed effective August 28, 2005 due to hurricane damage.  Boomtown Biloxi reopened on June 29, 2006.

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PENN NATIONAL GAMING, INC. AND SUBSIDIARIES
Property Information—Continuing Operations
(in thousands) (unaudited)

Reconciliation of EBITDA to Net Income (GAAP)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
EBITDA	$155,134	$78,615	$319,949	$150,787
Earnings from joint venture	(574)	(642)	(987)	(985)
Depreciation and amortization	(27,728)	(15,969)	(57,446)	(31,464)
Charge for stock compensation	(5,493)	—	(10,404)	—
Settlement costs	—	(28,175)	—	(28,175)
Gain (loss) on disposals	498	(186)	(374)	(222)
Income from continuing operations	$121,837	$33,643	$250,738	$89,941
Interest expense	(47,766)	(12,324)	(96,195)	(28,828)
Interest income	867	930	1,770	2,222
Earnings from joint venture	574	642	987	985
Other	184	(74)	74	(94)
Charge for early extinguishment of debt	—	(869)	(10,022)	(16,673)
Taxes on income	(33,001)	(7,055)	(62,674)	(16,407)
Net income from continuing operations	$42,695	$14,893	$84,678	$31,146
Loss from discontinued operations, net of taxes	—	(2,774)	—	(3,221)
Net income	$42,695	$12,119	$84,678	$27,925

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Reconciliation of Income from Continuing Operations (GAAP) to EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES
Property Information Including Corporate Overhead
(in thousands) (unaudited)
Three Months Ended June 30, 2006

	Income				Earnings
	from	Charge for	Depreciation	(Gain)/loss	from
	continuing	stock	and	on disposal of	joint
	operations	compensation	amortization	assets	venture	EBITDA
Charles Town Entertainment Complex	$30,894	$—	$4,871	$(360)	$—	$35,405
Argosy Casino Lawrenceburg	33,724	—	4,256	2	—	37,982
Hollywood Casino Aurora	18,029	—	2,259	(168)	—	20,120
Empress Casino Hotel	14,478	—	2,794	(9)	—	17,263
Argosy Casino Riverside	9,686	—	2,759	(2)	—	12,443
Casino Rouge	13,455	—	2,067	11	—	15,533
Argosy Casino Alton	5,464	—	2,228	—	—	7,692
Hollywood Casino Tunica	5,198	—	1,775	1	—	6,974
Casino Magic-Bay St. Louis (1)	(218)	—	197	21	—	—
Argosy Casino Sioux City	3,161	—	1,090	—	—	4,251
Boomtown Biloxi (1)	262	—	—	—	—	262
Hollywood Slots at Bangor	1,797	—	987	—	—	2,784
Bullwhackers	386	—	524	6	—	916
Casino Rama management service contract	4,564	—	—	—	—	4,564
Pennsylvania Racing Operations	204	—	349	—	—	553
Raceway Park	(200)	—	113	—	—	(87)
Earnings from Pennwood Racing, Inc.	—	—	—	—	574	574
Corporate overhead	(19,047)	5,493	1,459	—	—	(12,095)
Total	$121,837	$5,493	$27,728	$(498)	$574	$155,134

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES
Property Information Including Corporate Overhead
(in thousands) (unaudited)
Three Months Ended June 30, 2005

	Income				Earnings
	from		Depreciation	(Gain)/loss	from
	continuing	Settlement	and	on disposal of	joint
	operations	costs	amortization	assets	venture	EBITDA
Charles Town Entertainment Complex	$28,611	$—	$4,567	$1	$—	$33,179
Hollywood Casino Aurora	16,709	—	2,263	—	—	18,972
Casino Rouge	(20,095)	28,175	1,979	15	—	10,074
Hollywood Casino Tunica	4,810	—	2,140	—	—	6,950
Casino Magic-Bay St. Louis (1)	2,991	—	2,343	41	—	5,375
Boomtown Biloxi (1)	2,662	—	1,026	107	—	3,795
Hollywood Slots at Bangor	(103)	—	43	—	—	(60)
Bullwhackers	453	—	481	24	—	958
Casino Rama management service contract	4,362	—	—	—	—	4,362
Pennsylvania Racing Operations	1,196	—	357	—	—	1,553
Earnings from Pennwood Racing, Inc.	—	—	—	—	642	642
Corporate overhead	(7,953)	—	770	(2)	—	(7,185)
Total	$33,643	$28,175	$15,969	$186	$642	$78,615

(1)          Income from continuing operations and EBITDA for the three months ended June 30, 2006 reflects the closure of Casino Magic—Bay St. Louis and Boomtown Biloxi, which incurred extensive hurricane damage in August 2005.  Boomtown Biloxi reopened on June 29, 2006.

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Reconciliation of Income from Continuing Operations (GAAP) to EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES
Property Information Including Corporate Overhead
(in thousands) (unaudited)
Six Months Ended June 30, 2006

	Income				Earnings
	from	Charge for	Depreciation	(Gain)/loss	from
	continuing	stock	and	on disposal	joint
	operations	compensation	amortization	of assets	venture	EBITDA
Charles Town Entertainment Complex	$60,384	$—	$9,528	$(358)	$—	$69,554
Argosy Casino Lawrenceburg	69,870	—	8,891	(20)	—	78,741
Hollywood Casino Aurora	37,244	—	4,443	(168)	—	41,519
Empress Casino Hotel	27,877	—	6,907	—	—	34,784
Argosy Casino Riverside	19,920	—	5,646	35	—	25,601
Casino Rouge	31,572	—	4,177	853	—	36,602
Argosy Casino Alton	10,905	—	4,970	—	—	15,875
Hollywood Casino Tunica	11,029	—	3,869	2	—	14,900
Casino Magic-Bay St. Louis (1)	(374)	—	353	21	—	—
Argosy Casino Sioux City	6,988	—	1,978	3	—	8,969
Boomtown Biloxi (1)	262	—	—	—	—	262
Hollywood Slots at Bangor	3,130	—	1,848	—	—	4,978
Bullwhackers	492	—	1,044	6	—	1,542
Casino Rama management service contract	8,632	—	—	—	—	8,632
Pennsylvania Racing Operations	849	—	621	—	—	1,470
Raceway Park	(179)	—	113	—	—	(66)
Earnings from Pennwood Racing, Inc.	—	—	—	—	987	987
Corporate overhead	(37,863)	10,404	3,058	—	—	(24,401)
Total	$250,738	$10,404	$57,446	$374	$987	$319,949

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES
Property Information Including Corporate Overhead
(in thousands) (unaudited)
Six Months Ended June 30, 2005

	Income				Earnings
	from		Depreciation	(Gain)/loss	from
	continuing	Settlement	and	on disposal of	joint
	operations	costs	amortization	assets	venture	EBITDA
Charles Town Entertainment Complex	$53,892	$—	$8,696	$20	$—	$62,608
Hollywood Casino Aurora	30,531	—	4,679	—	—	35,210
Casino Rouge	(10,762)	28,175	3,895	(89)	—	21,219
Hollywood Casino Tunica	8,934	—	4,203	—	—	13,137
Casino Magic-Bay St. Louis (1)	6,372	—	4,656	64	—	11,092
Boomtown Biloxi (1)	6,358	—	2,063	193	—	8,614
Hollywood Slots at Bangor	(208)	—	86	—	—	(122)
Bullwhackers	829	—	936	36	—	1,801
Casino Rama management service contract	8,130	—	—	—	—	8,130
Pennsylvania Racing Operations	2,161	—	718	—	—	2,879
Earnings from Pennwood Racing, Inc.	—	—	—	—	985	985
Corporate overhead	(16,296)	—	1,532	(2)	—	(14,766)
Total	$89,941	$28,175	$31,464	$222	$985	$150,787

(1)          Income from continuing operations and EBITDA for the three months ended June 30, 2006 reflects the closure of Casino Magic—Bay St. Louis and Boomtown Biloxi, which incurred extensive hurricane damage in August 2005.  Boomtown Biloxi reopened on June 29, 2006.

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PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Consolidated Statements of Income
(in thousands, except per share data) (unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2006	2005	2006	2005

Revenues
Gaming (1)	$490,804	$254,961	$994,254	$500,137
Racing	13,635	13,306	27,202	25,105
Management service fee	4,921	4,700	9,308	8,767
Food, beverage and other	52,417	39,877	104,985	77,150
Gross revenues	561,777	312,844	1,135,749	611,159
Less promotional allowances	(24,004)	(16,640)	(50,174)	(33,525)
Net revenues	537,773	296,204	1,085,575	577,634

Operating expenses
Gaming (1)	254,882	136,288	510,626	267,021
Racing	10,855	10,259	20,926	19,069
Food, beverage and other	48,871	25,869	97,228	49,725
General and administrative	73,600	46,001	148,611	92,239
Depreciation and amortization	27,728	15,969	57,446	31,464
Settlement costs	—	28,175	—	28,175
Total operating expenses	415,936	262,561	834,837	487,693
Income from continuing operations	121,837	33,643	250,738	89,941

Other income (expenses)
Interest expense	(47,766)	(12,324)	(96,195)	(28,828)
Interest income	867	930	1,770	2,222
Earnings from joint venture	574	642	987	985
Other	184	(74)	74	(94)
Loss on early extinguishment of debt	—	(869)	(10,022)	(16,673)
Total other expenses	(46,141)	(11,695)	(103,386)	(42,388)

Income from continuing operations before income taxes	75,696	21,948	147,352	47,553
Taxes on income	33,001	7,055	62,674	16,407
Net income from continuing operations	42,695	14,893	84,678	31,146

Loss from discontinued operations, net of tax	—	(2,774)	—	(3,221)
Net income	$42,695	$12,119	$84,678	$27,925

Earnings (loss) per share-Basic
Income from continuing operations	$0.51	$0.18	$1.01	$0.38
Discontinued operations, net of tax	—	(0.03)	—	(0.04)
Basic earnings per share	$0.51	$0.15	$1.01	$0.34

Earnings (loss) per share-Diluted
Income from continuing operations	$0.49	$0.17	$0.98	$0.36
Discontinued operations, net of tax	—	(0.03)	—	(0.03)
Diluted earnings per share	$0.49	$0.14	$0.98	$0.33

Weighted average shares outstanding

Basic	84,333	83,227	83,991	82,497
Diluted	86,729	85,732	86,435	85,563

(1)             Reflects reclassification for cash redemption coupons to contra-revenue from operating expense.

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Results for the Three and Six Months Ended June 30, 2006 and 2005

of the Properties Acquired in the Argosy Gaming Company Transaction

On October 3, 2005, Penn National Gaming acquired Argosy Gaming Company with the transaction treated for accounting purposes as effective October 1, 2005.  The table below summarizes the operating performance of the properties acquired in the Argosy Gaming Company transaction during the three and six month periods ended June 30, 2006 and 2005.  Although Penn National Gaming did not own Argosy Gaming Company during the three and six month periods ended June 30, 2005, the Company believes this data is useful to investors in considering the value this transaction brings to Penn National.  As previously disclosed, Penn National Gaming completed the sale of Argosy Casino-Baton Rouge on October 25, 2005 and is currently required by the Illinois Gaming Board to reach a definitive sales agreement for the Empress Casino Hotel by June 30, 2008.

Investors should also be aware that Argosy previously included (gain)/loss on disposal of assets in EBITDA while Penn National does not; the results below are furnished based on Penn National’s methodology.

	NET REVENUES (1)		EBITDA (2)
	(in thousands)		(in thousands)
	Three Months Ended June 30		Three Months Ended June 30,
	2006	2005	2006	2005
Argosy Casino Lawrenceburg	$114,994	$111,932	$37,982	$36,863
Empress Casino Hotel	59,736	56,908	17,263	14,142
Argosy Casino Riverside	37,607	35,661	12,443	10,032
Argosy Casino Alton	28,205	26,621	7,692	5,130
Argosy Casino Sioux City	13,196	13,700	4,251	4,303
Raceway Park	2,412	—	(87)	—

	NET REVENUES (1)		EBITDA (2)
	(in thousands)		(in thousands)
	Six Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Argosy Casino Lawrenceburg	$235,157	$224,627	$78,741	$73,776
Empress Casino Hotel	120,052	111,328	34,784	27,012
Argosy Casino Riverside	76,602	72,752	25,601	21,872
Argosy Casino Alton	57,724	53,830	15,875	11,338
Argosy Casino Sioux City	27,247	26,938	8,969	8,536
Raceway Park	4,432	—	(66)	—

(1)             Reflects reclassification for cash redemption coupons to contra-revenue from operating expense.

(2)             EBITDA is income from continuing operations excluding charges for stock compensation, depreciation and amortization, and gain or loss on disposal of assets, and is inclusive of earnings from joint venture.  A reconciliation of income from operations per accounting principles generally accepted in the United States of America (“GAAP”) to EBITDA is included in the accompanying financial schedules.

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ARGOSY GAMING COMPANY

Property Information Including Corporate Overhead

(in thousands) (unaudited)

Three Months Ended June 30, 2005

Reconciliation of Income from Operations (GAAP) to Adjusted EBITDA

	Income	Depreciation		(Gain)/loss
	from	and		on disposal	Adjusted
	operations	amortization	EBITDA (1)	of assets	EBITDA (2)
Argosy Casino Lawrenceburg	$33,182	$3,680	36,862	$1	$36,863
Empress Casino Hotel	11,823	2,403	14,226	(84)	14,142
Argosy Casino Riverside	7,099	2,888	9,987	45	10,032
Argosy Casino Alton	3,469	1,661	5,130	—	5,130
Argosy Casino Sioux City	3,323	974	4,297	6	4,303

ARGOSY GAMING COMPANY

Property Information Including Corporate Overhead

(in thousands) (unaudited)

Six Months Ended June 30, 2005

Reconciliation of Income from Operations (GAAP) to Adjusted EBITDA

	Income	Depreciation		(Gain)/loss
	from	and		on disposal	Adjusted
	operations	amortization	EBITDA (1)	of assets	EBITDA (2)
Argosy Casino Lawrenceburg	$66,394	$7,381	73,775	$1	$73,776
Empress Casino Hotel	22,360	4,749	27,109	(97)	27,012
Argosy Casino Riverside	15,024	6,803	21,827	45	21,872
Argosy Casino Alton	8,043	3,295	11,338	—	11,338
Argosy Casino Sioux City	6,587	1,946	8,533	3	8,536

(1)             EBITDA is income from continuing operations excluding charges for stock compensation, depreciation and amortization, and gain or loss on disposal of assets, and is inclusive of earnings from joint venture.

(2)             Adjusted EBITDA excludes gain/loss on disposal of assets.

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Reconciliation of Non-GAAP Measures to GAAP

EBITDA, or earnings before interest, taxes, depreciation and amortization, charges for stock compensation, loss on change in fair value of interest rate swaps and gain/loss on disposal of assets and inclusive of earnings from joint venture, is not a measure of performance or liquidity calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  EBITDA information is presented as a supplemental disclosure, as management believes that it is a widely used measure of performance in the gaming industry.  In addition, management uses EBITDA as the primary measure of the operating performance of its properties, including the evaluation of operating personnel.  EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure of performance determined in accordance with GAAP.  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.  It should also be noted that other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.  Diluted earnings per share before charges for early extinguishment of debt and stock compensation is presented solely as a supplemental disclosure, as management believes that it is a principal basis for the valuation of gaming companies, as this measure is considered by many to be a better indicator of the Company’s operating results than diluted net income per share per GAAP.  A reconciliation of the Company’s EBITDA to net income per GAAP, as well as the Company’s EBITDA to income from continuing operations per GAAP, is included in the accompanying financial schedules.

A reconciliation of each property’s EBITDA to income from operations is included in the financial schedules herein.  On a property level, EBITDA is reconciled to income from continuing operations per GAAP, rather than net income per GAAP due to, among other things, the impracticability of allocating interest expense, interest income, income taxes and certain other items to the Company’s various properties on a property-by-property basis.  Management believes that this presentation is more meaningful to investors in evaluating the performance of the Company’s individual properties and is consistent with the reporting of other gaming companies.

Penn National is hosting a conference call and simultaneous webcast at 10:00 am EDT today, both of which are open to the general public.  The conference call number is 212/896-6110 or 415/247-8505; please call five minutes in advance to ensure that you are connected prior to the presentation.  Questions and answers will be reserved for call-in analysts and investors.  Interested parties may also access the live call on the Internet at www.pngaming.com; allow 15 minutes to register and download and install any necessary software.

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Following its completion, a replay of the call can be accessed until August 10, 2006, by dialing 800/633-8284 or 402/977-9140 (international callers).  The access code for the replay is 21299362.  A replay of the call can also be accessed for thirty days on the Internet at www.pngaming.com.  This press release, which includes financial information to be discussed by management during the conference call and disclosure and reconciliation of non-GAAP financial measures, is available on the Company’s web site, www.pngaming.com in the “News” section (select link for “Press Releases”).

About Penn National Gaming

Penn National Gaming owns and operates casino and horse racing facilities with a focus on slot machine entertainment.  The Company presently operates sixteen facilities in thirteen jurisdictions including Colorado, Illinois, Indiana, Iowa, Louisiana, Maine, Mississippi, Missouri, New Jersey, Ohio, Pennsylvania, West Virginia, and Ontario.  In aggregate, Penn National’s facilities feature approximately 20,000 slot machines, nearly 400 table games, almost 1,200 hotel rooms and approximately 600,000 square feet of gaming floor space.  The property statistics in this paragraph exclude the Company’s Hollywood Casino Bay St. Louis, in Bay St. Louis, Mississippi, which is expected to re-open later this year following extensive damage incurred as a result of Hurricane Katrina.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may vary materially from expectations.  Penn describes certain of these risks and uncertainties in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2005.  Meaningful factors which could cause actual results to differ from expectations described in this press release include, but are not limited to, the passage of state, federal or local legislation that would expand, restrict, further tax or prevent gaming operations in the jurisdictions in which we do business; our ability to successfully integrate the operations of Argosy Gaming Company; the activities of our competitors; increases in our effective rate of taxation at any of our properties or at the corporate level; successful completion of capital projects at our gaming and pari-mutuel facilities; the ability of the Company to recover losses under its insurance policies; the existence of attractive acquisition candidates and the costs and risks involved in the pursuit of those acquisitions; our ability to maintain regulatory approvals for our existing businesses and to receive regulatory approvals for our new businesses (including without limitation an operators’ license in Pennsylvania); delays in the process of finalizing gaming regulations and the establishment of related governmental infrastructure in Pennsylvania; the maintenance of agreements with our horsemen, pari-mutuel clerks and other organized labor groups; our dependence on key personnel; the impact of terrorism and other international hostilities and the availability and cost of financing and other factors as discussed in the Company’s filings with the United States Securities and Exchange Commission. Furthermore, the Company does not intend to update publicly any forward-looking statements except as required by law.  The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

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